SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2017

__________________________

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed in the Current Report on Form 8-K filed by Neuralstem, Inc. (the “Company”) on September 1, 2016, on August 29, 2016, the Company held a special meeting of its shareholders (the “Special Meeting”) in San Diego, California. At the Special Meeting, the shareholders of the Company approved, among other things, a proposal to authorize the board of directors of the Company (“Board”), in its discretion, to effect a reverse stock split of the Company’s common stock, par value $0.01 (the “Common Stock”) at a specific ratio, ranging from one-for-two to one-for-fifteen (1:2 to 1:15), to be determined by the Board and effected, if at all, within one year from the date of the Special Meeting.

Accordingly, the Board approved a one-for-thirteen (1-for-13) reverse stock split of the Common Stock (“Reverse Stock Split”). The Company has filed an amended and restated certificate of incorporation (“Certificate of Incorporation”) with the Secretary of State of Delaware to effect the Reverse Stock Split effective as of 5:00 p.m. Eastern Time on January 6, 2017. Accordingly, each of the Company’s shareholders will receive one (1) new share of Common Stock for every thirteen (13) shares such shareholder held immediately prior to the effective time of the Reverse Stock Split. The Reverse Stock Split affects all of the Company’s issued and outstanding shares of Common Stock. The Reverse Stock Split will also affect the Company’s outstanding stock options, warrants and other exercisable or convertible instruments and will result in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the Reverse Stock Split ratio. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would have otherwise resulted from the Reverse Stock Split will be rounded up to the next whole number of shares.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock will be adjusted from 143,427,149 shares to approximately 11,032,858 shares. The number of authorized shares of Common Stock and preferred stock under the Certificate of Incorporation remains the same.

Pursuant to the terms of the Certificate of Designation of Series A 4.5% Convertible Preferred Stock, for the issued and outstanding shares of the Company’s Series A 4.5% Convertible Preferred Stock, par value $0.01 per share and stated value of $12.7895 per share (the “Series A Preferred Stock”), the conversion price at which shares of Series A Preferred Stock may be converted into shares of Common Stock will be proportionately adjusted to reflect the Reverse Stock Split.

The Common Stock will begin trading on post Reverse Stock Split basis on NASDAQ Capital Market tier of the NASDAQ Stock Market, at the open of the market on January 9, 2017. The Company’s trading symbol will remain “CUR”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 64127R 401.

The information set forth herein is qualified in its entirety by the terms contained in the Certificate of Incorporation, a copy of which is attached to this report as Exhibit 3.01(i).

Item 8.01	Other Events.

On January 6, 2017, the Company announced the Reverse Stock Split as described in Item 5.03. A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.01(i)	Amended and Restated Certificate of Incorporation for Neuralstem, Inc.
99.01	Press Release Dated January 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2017	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01(i)	Amended and Restated Certificate of Incorporation for Neuralstem, Inc.
99.01	Press Release Dated January 6, 2017.